SUB-ITEM 77Q3

AIM Conservative Allocation Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending: 12/31/2008
File number: 811-2699
Series No.: 13

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                         $ 3,306
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                         $   708
        Class C                         $   878
        Class R                         $   189
        Class Y                         $    26
        Institutional Class             $     1


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                        0.4167
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                        0.3446
        Class C                        0.3446
        Class R                        0.3926
        Class Y                        0.4227
        Institutional Class            0.4419


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                         8,430
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                         2,123
        Class C                         2,674
        Class R                           500
        Class Y                            65
        Institutional Class                 2


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $8.52
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $8.47
        Class C                         $8.46
        Class R                         $8.50
        Class Y                         $8.52
        Institutional Class             $8.45